UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PowerShares DB Silver Fund

(A series of PowerShares DB Multi-Sector Commodity Trust)

(Registrant)

AND

DB Silver Master Fund

(A series of DB Multi-Sector Commodity Master Trust)

(Rule 140 Co-Registrant)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PowerShares DB Gold Fund

PowerShares DB Silver Fund

PowerShares DB Precious Metals Fund

60 Wall Street

New York, NY 10005

(212) 250-5883

Proxy voting time extended — We need your vote.

October 4, 2007

Dear Shareholder:

Our records indicate that we have not received your vote on the proposals to authorize the PowerShares DB Gold Fund, PowerShares DB Silver Fund, and/or PowerShares DB Precious Metals Fund each to employ approximately 2:1 leverage. Because your vote is vital, we’ve adjourned the special meetings on the proposals and rescheduled them for October 30, 2007 at the times listed below:

PowerShares DB Precious Metals Fund	9:00 a.m.
PowerShares DB Gold Fund	10:00 a.m.
PowerShares DB Silver Fund	11:00 a.m.

Every vote is important to the outcome of these proposals. To vote, please return the enclosed proxy voting card as soon as possible.

The Managing Owner of the Funds recommends that you vote “For” the proposals. The full proxy materials that were originally sent to you are available for your review under each fund at http://dbfunds.db.com. If you need further information, please feel free to call us at (212) 250-5883.

Kevin Rich
Chief Executive Officer
DB Commodity Services LLC